Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

AMERICOLD REALTY TRUST, INC.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Americold Realty Trust, Inc.:

Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, $0.01 par value per share	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Debt	Guarantees (3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—		—

Americold Realty Operating Partnership, L.P.

Fees to be Paid	Debt	Debt Securities	Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					—		(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							$88,305.54 (4)

	Net Fee Due							(1)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claim	Americold Realty Trust (5)	424(b)(5)	333-237704	May 10, 2021		$88,305.54 (4)	Equity	Common Shares of Beneficial Interest, $0.01 par value per share (5)	—	$809,400,000
Fee Offset Sources	Americold Realty Trust (5)	424(b)(5)	333-237704		May 10, 2021						$98,190

(1)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this registration statement.
(2)

The registrant is hereby registering an indeterminate principal amount or number of the securities of each identified class, which may be offered from time to time in unspecified principal amounts or numbers at unspecified prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Also includes such indeterminate principal amount or number of debt securities, shares of common stock, preferred stock and warrants as may be issued upon conversion or exchange of securities registered hereby, for which the registrant will receive no additional consideration.

(3)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.
(4)

Americold Realty Trust previously filed a prospectus supplement, dated May 10, 2021 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-237704), filed with the Securities and Exchange Commission on April 16, 2020 (the “Prior Registration Statement”), relating to the offer and sale of common shares having an aggregate offering price of up to $900,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $98,190 was paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $809,400,000 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $88,305.54 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.

(5)

Americold Realty Trust was formed as a Maryland real estate investment trust on December 27, 2002 and subsequently converted to a Maryland corporation on May 25, 2022, pursuant to Articles of Conversion, as approved by the shareholders at the annual shareholder meeting on May 17, 2022. Each issued and outstanding common share of beneficial interest of Americold Realty Trust was converted into one share of common stock in Americold Realty Trust, Inc.